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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated August 25, 2000, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus for Catalytica Combustion Systems, Inc. and Catalytica Advanced Technologies, Inc. (a combined company in the development stage) for the registration of its common stock.

                                          /s/ Ernst & Young LLP

San Jose, California
August 25, 2000